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                                                                      Exhibit 13



               Consent of Independent Certified Public Accountants




Board of Directors
The Travelers Insurance Company


We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm under the heading "Condensed Financial Information" and as experts under the heading "Independent Accountants".


/s/KPMG LLP
Hartford, Connecticut
April 28, 2000